EXHIBIT 10.4


                     MUTUAL SETTLEMENT AND RELEASE AGREEMENT

     THIS SETTLEMENT AND RELEASE AGREEMENT (hereinafter referred to as this "Release"), dated July 31, 2002, is entered into by and between National Scientific Corporation, a Texas corporation ("NSC"), and Sam Carr, an individual who resides at 6811 E. Mescal St., Scottsdale, Arizona ("Carr").

     NSC and Carr, together with their respective assigns, sureties, heirs, legal representatives, subrogees, trustees, guardians, successors-in-interest, predecessors-in-interest and any other person or entity who hereafter asserts any claims, right, or cause of action through or on behalf of any of the foregoing, are hereinafter referred to as "Releasing Parties."

                                    RECITALS

     WHEREAS, NSC also owes Carr Back Wages ("Back Wages") for deferred salary during calendar year 2002 of $21,000 plus accrued interest of $398.05;

     WHEREAS, Carr has the following stock option Agreements with NSC dated which are currently set to expire shortly after Carr's resignation as an NSC employee:


                                              Number of      Exercise
     Type of Options     Date of Grant         Options        Price
     ---------------    ----------------    ------------    ---------

     Incentive          December 1, 2000        50,000        $1.84
     Non-Qualified      December 1, 2000       450,000        $1.84
     Non-Qualified      December 1, 2000       100,000         $.46
     Non-Qualified      January 12, 2001        75,000        $2.00
     Non-Qualified      January 24, 2001        75,000        $3.00
     Non-Qualified      January 16, 2002       300,000         $.25


     WHEREAS, the Releasing Parties have reached an agreement to settle any amounts owed to Carr by NSC;

     WHEREAS, Carr resigned his position as a member of the Board of Directors effective July 31, 2002;

     WHEREAS, Carr resigned his position as an Officer of NSC and an employee of NSC effective July 31, 2002;

     WHEREAS, the purpose of this Release is to memorialize the terms of the settlement and to further provide for a general release relative to all claims and causes of action that a Releasing Party may now or hereafter acquire and arising from or relating in any way to the Carr Agreement;


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     WHEREAS, the Releasing Parties and each of them, jointly,  separately,  and severally desire to settle all matters between or among them, so that they may enter into a new relationship where Carr is a non-employee contractor to NSC;

     WHEREAS, the terms of this separate Contractor Agreement, dated August 1, 2002, and separate and apart from this Release;

     NOW, THEREFORE, for and in consideration of the settlement by the Releasing Parties and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged and confessed, the Releasing Parties hereby agree as follows:

     1. Each of the foregoing recitals is incorporated in this Release as a material term and condition.

     2. Effective July 31, 2002, the Company agrees to use best efforts pay Back Wages plus accrued interest owed to Carr of $21,398.05 as soon as it has cash on hand to reasonably do so, and in any case no later than it pays its other back wages claims to other Officers and Directors who have deferred wages, and that the Company will not be released from any of its obligations to Carr until such back wages have between paid in full to Carr. Regardless, Carr is entitled to payment of all such Back Wages upon written demand;

     3. NSC acknowledges that Carr has accrued wages from unpaid vacation totaling $8,775 as of July 31, 2002, which represents 101.4 hours of earned vacation hours at an average hourly wage of $86.54. These hours may be exchanged for paid hours away from the Company while not providing consulting (i.e. consulting time off), or if any of these hours remain unpaid at the termination of this agreement, they will be paid in full at that time.

     4. NSC agrees to execute new option agreements on or before August 31, 2002 with Carr that have terms identical to his existing options agreements, except that they would be applicable to a contractor role rather than an employee role;

     5. The Releasing Parties do hereby compromise, settle, fully release and forever discharge each other, and their respective successors, predecessors, employees, agents, attorneys, assigns, representatives, shareholders, officers, directors, partners, parents, subsidiaries or affiliated companies, and sureties from any and all past, present, or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages, and all liabilities whatsoever, at law or in equity, which the Releasing Parties now have, claim to have, have ever had, or would but for this Release, have had in the future arising from, related to or on account of the Settlement Matters.

     6. As a part of the consideration for this Release, by executing this Release, each Releasing Party expressly warrants and represents for himself, itself, and each of their respective heirs, assigns, sureties, legal representatives, subrogees, trustees, guardians, successors-in-interest, and any other person or entity who hereafter asserts any claim, right, or cause of action through or on behalf of any of the foregoing, to each other that: (i)

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such Releasing  Party is legally  competent to execute this Release or otherwise has the organization authority to execute this Release; and (ii) such Releasing Party has not assigned, pledged, or otherwise in any manner whatsoever sold or transferred, either by instrument in writing or otherwise, any right, title, or interest in any Claim.

     7. Each Releasing Party expressly warrants and represents that before executing this Release, each Releasing Party has fully informed himself or itself of all the terms, contents, conditions and effects of this Release, and that in making the settlement, no oral or written promise or representation of any kind has been made to him or by any other Releasing Party, or anyone acting for any of them, except as expressly stated herein. This Release comprises the entire agreement, oral and written, between and among the Releasing Parties with regard to the subject matter of this Release. This Release may not be amended in any respect except by a writing duly executed by the party sought to be charged with such amendment. Each Releasing Party has relied solely and completely upon his, her or its judgment and the advice of his, her or its attorney.

     8. This Release shall be construed in accordance with the laws of the State of Arizona, without regard to the conflict of laws principles thereof.

     9. During Carr's tenure as a Director with NSC, the Company provided its Directors and Officers with Directors and Officers liability insurance (D&O). The purpose of this D&O insurance was to limit, though not necessarily eliminate, each Director's individual liability in the event of a shareholder lawsuit. Carr and NSC agree that this Mutual Settlement and Release Agreement in and of itself should in no way affect the insurance coverage available to Carr for liability arising from future lawsuits regarding acts performed during Carr's tenure as a Director. . Carr and NSC agree that any D&O coverage available to Directors at the time of Carr's service should be applied to Carr in the same way as it applies to all other then-current Directors. The Company may or may not offer this protection to future Directors, and the amounts of coverage for future Directors may change, but that matter is wholly separate from this Mutual Settlement and Release Agreement.

     10. The parties agree that the Indemnity Agreement executed January 23, 2001 continues in effect.

     11. If any provision of this Release or any portion of any provision of this Release is at any time deemed or declared void, voidable, or unenforceable, then such provision or portion of such provision is severable from the remainder of the Release, and the remainder of this Release shall be enforced fully.

     12. Each Releasing Party recognizes that should any action or other proceeding be brought to enforce this Release, the party seeking enforcement of this Release shall, if he or it prevails, be entitled to recover reasonable attorney's fees and other expenses incurred in connection with such action or proceeding.

     13. EACH RELEASING PARTY ACKNOWLEDGES THAT HE OR IT HAS READ THIS RELEASE IN ITS ENTIRETY AND THAT HE OR IT UNDERSTANDS AND APPRECIATES ITS CONTENTS AND SIGNIFICANCE AND HEREBY EXECUTES THE SAME AND MAKES THE RELEASE PROVIDED FOR VOLUNTARILY AND OF HIS OR ITS OWN FREE WILL.

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         IN WITNESS WHEREOF, the Releasing Parties have executed this Release on
July 31, 2002 in Phoenix, Arizona,

NATIONAL SCIENTIFIC CORPORATION            Sam H.Carr

By: /s/ Michael A. Grollman                By:  /s/ Sam H. Carr
   -------------------------------              --------------------------------
Name:      Michael A. Grollman             Name: Sam H. Carr
Title:     Chief Executive Officer

Date:    July 31, 2002                     July 31, 2002


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